CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Report to Shareholders of Invesco Global Growth Fund (AIM Global Growth Fund); one of the portfolios constituting AIM International Mutual Funds (Invesco International Mutual Funds) and our report dated July 16, 2010, relating to the financial statements and financial highlights which appear in the May 31, 2010 Annual Report to Shareholders of Invesco Global Advantage Fund, one of the portfolios constituting AIM Investment Funds (Invesco Investment Funds) which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 11, 2010